EXHIBIT 32.2

Certification of
Principal Financial and Accounting Officer
of Buckeye Ventures, Inc. Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Quarterly Report on Form 10-QSB (the “Form 10-QSB”) for the three months ended March 31, 2007, of Buckeye Ventures, Inc. (the “Company”).  I, Henry S. Leonard, Vice President Finance and Chief Accounting Officer, Principal Financial and Accounting Officer, of the Company, certify that, to the best of my knowledge:

(1)	The Form 10-QSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished as an exhibit to the Form 10-QSB pursuant to Item 601(6)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-QSB for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: May 15, 2007	By:	/s/ Henry S. Leonard
Henry S. Leonard
Chief Financial Officerand Chief Accounting Officer
(Principal Financial and Accounting Officer)